UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

September 8, 2008 Date of Report (date of Earliest Event Reported)

NORTHWEST CHARIOTS INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	98-0496885
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

240,222 Baseline Road, Suite 209, Sherwood Park, AB, T8H 1S8

(Address of principal executive offices and zip code)

(780) 691-1188

(Registrant’s telephone number, including area code) NOT APPLICABLE (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2008, Mr. Robert Doolan resigned as a member of the Board of Directors of Northwest Chariots, Inc., and as its Secretary and Treasurer.

On September 8, 2008, the Board of Directors named Ms. Barbara Certzeke to fill the vacancy on the Board caused by Mr. Doolan’s resignation and also appointed Ms. Certzeke as the Company’s Secretary and Treasurer.

At present Ms. Ceretzke is retired. Prior to her retirement in June 2008, Ms. Ceretzke was a self employed bus driver for the Strathcona Christian Academy in Sherwood Park, Alberta, Canada. She had been self employed as a bus driver since September 2004.

Prior to becoming a bus driver, Ms. Ceretzke was self employed as a full time private caregiver to an elderly couple in Sherwood Park, Alberta, Canada from September 1992 through April 2004. Ms. Ceretzke's duties included personal health care, social needs, meal planning and cooking sensitive to a diabetic diet and other special nutritional needs as well as serving and assisted feeding.. Ms. Ceretzke also coordinated the service of other health care staff.

Ms. Barbara Ceretzke has served on the Board of Directors of Homassist Corporation from September 2004 through April 2006.

Ms. Ceretzke is not an officer or director of any other reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST CHARIOTS, INC.

Date: September 8, 2008	By: /s/ Douglas Dewar Name: Douglas Dewar Title: President